WEIGHT LOSS FOREVER INTERNATIONAL, INC.
FIRST AMENDMENT TO
DEMAND PROMISSORY NOTE

WHEREAS, Weight Loss Forever International, Inc., a Nevada corporation (the “Company”), is obligated to Public Corporate Consultants, Inc., a Florida corporation (the “Holder”), under that certain Demand Promissory Note dated February 25, 2004 in the original principal amount of up to $100,000 (the “Note”);

WHEREAS, the Company and the Holder desire to amend the Note to increase the amount of money that may be borrowed by the Company under the Note from $100,000 to $200,000.

NOW, THEREFORE, the parties hereto agree as follows:

1.   The principal amount of the Note shall be up to $200,000.

2.   Other than as set forth herein, the terms and conditions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of April 28, 2004.

Company”	“Holder”

Weight Loss Forever International, Inc.,	Public Corporate Consultants, Inc.,
a Nevada corporation	a Florida corporation

/s/ John Martin	/s/ James A. Meadows
By: John Martin	By: James A. Meadows
Its: President	Its: President

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